UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 12, 2012 (December 7, 2012)
____________

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events.

On September 8, 2011, the United States Patent and Trademark Office (“USPTO”) granted a request for inter partes reexamination of the Fortical Patent filed by Apotex on July 15, 2011. Unigene filed its response to the Reexamination Office Action on November 8, 2011.  Because the Supreme Court denied Apotex’s petition for certiorari, on April 5, 2012, Unigene moved to Suspend Reexamination of Claim 19 by filing a Petition with the USPTO.  On December 7, 2012 Unigene's petition to terminate the inter partes reexamination with respect to claim 19 was granted and therefore the inter partes reexamination with regard to claim 19 will not be further maintained by the USPTO.  Claim 19 covers the Fortical Patent.  The inter parties reexamination remains open for claims 13, 14, 16, 17 and 24-29 of the Fortical Patent.

Apotex may now file a request for an ex parte reexamination of claim 19.  If Apotex files such a request, it would remain enjoined by the District Court’s injunction unless and until they were relieved of the injunction by the District Court after the USPTO finally rejects claim 19 in the ex parte reexamination and the Federal Circuit affirms.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ Gregory T. Mayes
Gregory T. Mayes
President and General Counsel
Date: December 12, 2012